AMENDMENT TO COMMERCIAL LOAN AGREEMENT
AND LOAN DOCUMENTS

THIS AMENDMENT (this “Amendment”), made effective as of the ____ day of _________________, 2009 (the “Effective Date”), is by and among TD BANK, N. A. (f/k/a TD Banknorth, N.A.), a national banking association with a business address of 5 Commerce Park North, Bedford, New Hampshire 03110 (the “Bank”); BRANDPARTNERS GROUP, INC., a Delaware corporation (“BPG”) and BRANDPARTNERS RETAIL, INC. (“BPR”), a New Hampshire corporation, each with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (BPG and BPR being jointly, severally, and collectively, the “Borrower”); and GRAFICO INCORPORATED (“GI”) and BUILDING PARTNERS, INC. (“BPI”), each a Delaware corporation, with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (GI and BPG being jointly, severally, and collectively, the “Guarantor”).

R E C I T A L S:

WHEREAS, the Bank has extended to Borrower certain credit facilities, including a revolving line of credit loan in the maximum principal amount of up to Five Million Dollars ($5,000,000.00) (the “Revolving Line of Credit”) and a term loan in the original principal amount of Two Million Dollars ($2,000,000.00) (the “Term Loan” and collectively with the Revolving Line of Credit, the “Loans”), which Term Loan has been repaid in full as of the Effective Date, pursuant to a certain Commercial Loan Agreement dated May 5, 2005, as amended to date (as amended, the “Loan Agreement”), and certain other related documents, instruments, agreements, assignments, and certificates executed and/or delivered in connection with the Loans, as amended to date (as amended, collectively the “Loan Documents”);

WHEREAS, the Loans and all other Obligations of the Borrower to the Bank are guaranteed by GI pursuant to a certain Guaranty Agreement of GI, dated May 5, 2005, as amended to date (as amended, the “GI Guaranty”);

WHEREAS, the Loans and all other Obligations of the Borrower to the Bank are guaranteed by BPI pursuant to a certain Guaranty Agreement of BPI, dated June 15, 2007, as amended to date (as amended, the “BPI Guaranty” and together with the GI Guaranty, individually and collectively, the “Guaranty”);

WHEREAS, the Revolving Line of Credit Review Date is April 30, 2009; and

WHEREAS, the Bank, at the request of the Borrower and the Guarantor, has agreed to extend the Revolving Line of Credit Loan as an on demand facility beyond April 30, 2009 in accordance with the Loan Agreement, all upon and subject to the terms and conditions of this Amendment.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Renewal of Revolving Line of Credit.  Subject to the terms and conditions of this Amendment and the Loan Agreement, the Revolving Line of Credit shall be renewed as an on demand facility beyond the Review Date of April 30, 2009.

2.           Amendment of Interest Rates.  As of Effective Date, the Loan Agreement shall be and hereby is amended as follows:

(a)           The definition of LIBOR Rate in Section III. A. of the Loan Agreement shall be and hereby is deleted in its entirety and replaced with the following:

“LIBOR Rate” means for the Revolving Line of Credit Loan a fixed per annum rate of interest equal to LIBOR plus 350 basis points (i.e., 3.50%).”

(b)           Section III. B. of the Loan Agreement shall be and hereby is deleted in its entirety and replaced with the following:

“B.  Prime Rate.  The principal balance outstanding from time to time, or portion thereof, under the Revolving Line of Credit Loan which is not subject to the LIBOR Rate shall bear interest at a variable annual rate equal to the Prime Rate plus 100 basis points (i.e., 1.00%).”

3.           Conditions Precedent.  The effectiveness of this Amendment, and the renewal of the Revolving Line of Credit Loan in accordance with this Amendment, are subject to, and conditioned upon, the following:

(a)           Borrower providing to Bank satisfactory evidence, as determined by Bank in its sole discretion, that, as of the Effective Date, (i) the amount of the Permitted Subordinated Debt is at least $6,628,000.00 consisting of principal in the amount of $5,000,000.00 and the balance consisting of accrued, but unpaid, interest, and (ii) the maturity date of the Permitted Subordinated Debt is on or after April 30, 2010; and

(b)           Review, and acceptance, by Bank of the annual consolidated and consolidating financial statements of Borrower and Guarantor for the fiscal year ending December 31, 2008 in accordance with the terms of the Loan Agreement, including balance sheets and statements of income, retained earnings and surplus, and a statement of cash flow, together with supporting schedules, setting forth in each case comparative figures for the preceding fiscal year, all as prepared in accordance with generally accepted accounting principles consistently applied and in each case prepared and audited by an independent certified public accountant reasonably acceptable to Bank.

4.           Reaffirmation of Representations and Warranties.  Borrower and Guarantor hereby confirm, reassert, and restate all of their respective representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.

5.           Reaffirmation of Affirmative Covenants.  Borrower and Guarantor hereby confirm, reassert, and restate all of their respective affirmative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

6.           Reaffirmation of Negative Covenants.  Borrower and Guarantor hereby confirm, reassert, and restate all of their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

7.           Further Representation and Warranties.  The Borrower and Guarantor, jointly and severally, further represent and warrant to the Bank as follows:

(a)           The execution, delivery and performance of this Amendment and any documents executed and delivered pursuant hereto (collectively, the “Amendment Documents”) are within the power of the Borrower and Guarantor and are not in contravention of law, Borrower’s or Guarantor’s Articles or Certificates of Incorporation or By-laws, or the terms of any other documents, agreements or undertaking to which the Borrower or Guarantor are a party or by which the Borrower or Guarantor are bound.  No approval of any person, corporation, governmental body or other entity not provided herewith is required as a prerequisite to the execution, delivery and performance by Borrower and Guarantor of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof.

(b)           All necessary corporate and other action has been taken by the Borrower and Guarantor to authorize the execution, delivery and performance of the Amendment Documents which, when executed on behalf of the Borrower and Guarantor, will constitute the legally binding obligations of the Borrower and Guarantor, enforceable in accordance with their respective terms.

(c)           Borrower has no other subsidiaries other than GI and BPI.

8.           No Other Modifications.  Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Loans, the Loan Agreement, and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

9.           Bank Fee.  For and in consideration of the Bank entering into this Amendment, the Borrower shall pay to the Bank a fee in the amount of Twenty-Five Thousand Dollars ($25,000.00), due and payable in full on the Effective Date.  Borrower consents to Bank charging Borrower's Revolving Line of Credit loan account for any such fee.

10.           Costs and Expenses of Bank.  The Borrower agrees to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment.  Borrower consents to Bank charging Borrower's Revolving Line of Credit loan account for any such costs, expenses and fees.

11.           Counterparts.  This Amendment may be executed in several counterpart copies.  Each such counterpart copy shall be deemed an original, but all of such copies together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the date first set forth above.

WITNESSES:	BANK:
TD BANK, N.A.

By: ___________________________
John Mercier, Senior Vice President

BORROWER:
BRANDPARTNERS GROUP, INC.

By: _______________________________
James Brooks

Title: ______________________________

BRANDPARTNERS RETAIL, INC.

By: ________________________________
James Brooks

Title: ______________________________

GUARANTOR:
GRAFICO INCORPORATED

By: ________________________________
James Brooks

Title: ______________________________

BUILDING PARTNERS, INC

By: _______________________________
James Brooks

Title: _______________________________